Exhibit 1

AGREEMENT

The undersigned agree that this Schedule 13D/A, dated April 5, 2017, relating to Common Stock, $.0001 par value, of KapStone Paper and Packaging Corporation is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

April 5, 2017
Date

/s/ Matthew Kaplan
Matthew Kaplan

ALLISON KAPLAN TRUST E/U MATTHEW S. KAPLAN 2008 GRAT UAD 02/27/10

/s/ Karen Kaplan
Karen Kaplan, Trustee

DOUGLAS KAPLAN TRUST E/U MATTHEW S. KAPLAN 2008 GRAT UAD 02/27/10

/s/ Karen Kaplan
Karen Kaplan, Trustee

ALLISON K. BOSCO EXEMPT DESCENDANT’S TRUST U/A 12/07/12

/s/ Karen Kaplan
Karen Kaplan, Trustee

DOUGLAS KAPLAN EXEMPT DESCENDANT’S TRUST U/A 12/07/12

/s/ Karen Kaplan
Karen Kaplan, Trustee